Exhibit 99.1
PHH CORPORATION ANNOUNCES AGREEMENT TO BE ACQUIRED BY
GE CAPITAL SOLUTIONS IN ALL CASH TRANSACTION
PHH stockholders to receive $31.50 per share
Blackstone to Acquire PHH’s Mortgage Operations
Mt. Laurel, NJ, March 15, 2007 – PHH Corporation (NYSE: PHH) today announced that it has entered into a definitive agreement to be acquired by GE Capital Solutions, the business-to-business leasing, financing, and asset management unit of General Electric Company (NYSE: GE) in an all cash transaction valued at approximately $1.8 billion.
In conjunction with this transaction, GE has entered into an agreement to sell the mortgage operations of PHH Corporation, a prime mortgage originator and servicer, to an affiliate of The Blackstone Group, a global private investment and advisory firm.
Under the terms of the merger agreement, PHH stockholders would receive $31.50 per share in cash at closing, representing a premium of 13.3% over the PHH stock closing price on the NYSE of $27.81 on March 14, 2007.
On the unanimous recommendation of a special committee of the Board of Directors, which comprises all of the independent directors, the Board of Directors of PHH Corporation unanimously approved the merger and recommended its approval by stockholders. A special meeting of stockholders to approve the transaction will be scheduled at a later date.
Mr. A. B. Krongard, non-executive chairman of the board of PHH Corporation, commented, “Since PHH became an independent public company on February 1, 2005, the Board has periodically examined various alternatives in order to serve the interests of the Company’s clients, employees and stockholders. After careful consideration we believe this transaction best addresses those interests. It will enable stockholders to realize the fundamental value of both businesses.”
George J. Kilroy, president and CEO of PHH Arval, stated, “PHH Arval and GE together can bring the focus needed to create measurable value for our fleet customers.”
“We view PHH Mortgage, which is a predominantly prime lender, as an exciting entry into the mortgage industry. We are attracted to its platform and business model and look forward to working with the PHH Mortgage team to accelerate and enhance their strategic objectives and growth potential,” stated Chinh Chu, Senior Managing Director of The Blackstone Group.
The transaction is subject to approval by PHH Corporation’s stockholders, antitrust, state licensing, and other regulatory approvals, as well as various other closing conditions. Following the closing of the transaction, shares of PHH common stock will no longer be listed on the New York Stock Exchange (NYSE).
Merrill Lynch & Co. and Gleacher Partners LLC advised PHH Corporation on this transaction and legal representation was provided by DLA Piper US LLP.

About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States,1 and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit www.phh.com.

[1]	Inside Mortgage Finance, Copyright 2006
About General Electric Company
GE Capital Solutions, Fleet Services based in Eden Prairie, Minnesota, is a global fleet management company. It is part of GE Capital Solutions and has operations in the United States, Canada, Europe, Japan, Australia and New Zealand. For more information, visit www.gefleet.com.
GE Capital Solutions provides leasing, lending and capital investment products and services to help business customers grow. It has over $100 billion in assets, serves more than a million clients around the world and is headquartered in Danbury, Connecticut. For more information, visit www.ge.com/capitalsolutions/.
GE (NYSE: GE) is Imagination at Work – a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from power generation, water processing and security technology to medical imaging, business and consumer financing, media content and advanced materials, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit www.ge.com.
About The Blackstone Group
The Blackstone Group, a global private investment and advisory firm, was founded in 1985. Blackstone’s Private Equity arm has a long track record investing in the financial services sector and is currently investing an $18 billion private equity fund. In addition to Private Equity, Blackstone’s other core businesses include, Private Real Estate Investing, Corporate Debt Investing, Hedge Funds, Mutual Fund Management, Private Placement, Marketable Alternative Asset Management and Investment Banking Advisory Services. Further information is available at www.blackstone.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts
Stockholders and potential investors in PHH Corporation’s securities are cautioned that a number of factors could adversely affect and cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, risks associated with uncertainty as to whether the proposed transaction will be completed, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, costs and potential litigation associated with the proposed transaction, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals and the risk factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission (“SEC”). Many of the factors that will determine the outcome of the subject matter of this press release are beyond our ability to control or predict. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
Additional Information
In connection with the proposed transaction, PHH will file a proxy statement with the SEC. Stockholders are strongly advised to read the proxy statement and any other relevant documents filed with the SEC as they become available, because they will contain important information about the proposed transaction. Stockholders may obtain a copy of the proxy statement when available along with other documents filed by PHH Corporation, free of charge, by contacting PHH Investor Relations: in writing at PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, NJ 08054, by telephone at 856-917-7405, by email at InvestorRelations@phhmail.com, or by accessing the PHH website at www.phh.com, or the SEC website at www.sec.gov.
Participants in the Solicitation
PHH Corporation and its directors, executive officers, and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers in the solicitation will be more specifically set forth in the proxy statement concerning the proposed transaction that will be filed with the SEC. In addition to the proxy statement, PHH files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-3030 for further information on the public reference rooms. PHH’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.
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Contacts:

GE Capital Solutions	PHH Corporation Stockholders
Stephen White	Nancy R. Kyle
203.749.6295	856.917.4268
203.837.0540 (cell)	610.659.0237 (cell)
stephen.white@ge.com	nancy.kyle@phhmail.com

The Blackstone Group	PHH Corporation Media
John Ford	Karen McCallson
212.583.5559	856.917.8679
917.952.3275 (cell)	856.296.1140 (cell)
ford@blackstone.com	karen.mccallson@mortgagefamily.com